CONFIDENTIAL – J. Wyrick CONFIDENTIAL - STARZ EXECUTIVE EMPLOYMENT AGREEMENT EXECUTIVE EMPLOYMENT AGREEMENT This Employment Agreement (this “Agreement”), made effective as of October 1, 2026, is entered into by and between Starz Entertainment, LLC, a Colorado limited liability company (“Employer”), and Jason Wyrick (“Executive”). Employer desires to employ Executive, and Executive desires to be employed with Employer, under the terms and conditions set forth herein. Certain capitalized terms used in this Agreement have the meanings set forth in Section 9. NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: Section 1. Employment; Term; Duties 1.1. Employment. Upon the terms and conditions hereinafter set forth, Employer hereby employs Executive, and Executive hereby accepts employment, as Executive Vice President, Technology. 1.2. Term. The term of this Agreement will begin October 1, 2026 (“Effective Date”) and end September 30, 2028 subject to extension as provided for herein and earlier termination as provided for in Section 7.1 below (the “Term”). Employer shall notify Executive not less than 90 days prior to the end of the Term of Employer’s intention to extend the Term of this Agreement for one additional year, commencing October 1, 2028 and ending September 30, 2029 (the “Option Year”). The Option Year shall be on the same terms and conditions set forth herein unless otherwise agreed in writing by the parties. Should Executive continue to work for Employer after the end of the Term, Executive’s employment with Employer shall continue at- will and shall no longer be subject to this Agreement. For the avoidance of doubt, nothing in the stated Term alters Executive’s at-will employment status, and Executive’s employment may be terminated by Executive or Employer in accordance with Section 7.1. Notwithstanding the foregoing, Sections 4, 5, 6, and 7, together with any other provisions of this Agreement that by their nature are intended to survive, shall survive the expiration or termination of this Agreement and remain in full force and effect in accordance with their terms. 1.3. Duties; Reporting. (a.) During the Term, Executive shall perform such services as are customarily rendered by persons in Executive’s capacity in the entertainment industry and as may be reasonably requested by Employer and other members of the Starz Group. So long as this Agreement shall continue in effect, Executive: shall (i) devote Executive’s full business time, energy and ability exclusively to the business, affairs and interests of Employer and matters related thereto; (ii) use Executive’s best efforts and promote Employer’s interests; and (iii) perform the services contemplated by this Agreement in accordance with policies established by Employer, including those contained in the Starz Group Employee Handbook (the “Employee Handbook”). (b.) Executive acknowledges and agrees that the Employee Handbook outlines other policies in addition to the terms set forth in this Agreement, which will apply to Executive’s employment with Employer. Executive acknowledges receipt of such Employee

CONFIDENTIAL – J. Wyrick CONFIDENTIAL - STARZ EXECUTIVE EMPLOYMENT AGREEMENT Handbook. Executive further acknowledges and agrees that it is Executive’s obligation to read, understand and adhere to the rules and policies set forth in such Employee Handbook. Executive also acknowledges and agrees that Employer retains the right to revise, modify or delete any such policy or any employee benefit plan it deems appropriate in its sole discretion. Notwithstanding the foregoing, in the event any provision of the Employee Handbook conflicts with this Agreement, the provisions of this Agreement shall control. (c.) As EVP, Technology, Executive shall perform such duties, responsibilities, and authority as are customarily associated with that position, including oversight of the Company’s technology strategy, digital streaming and OTT platform technology, enterprise technology operations, software engineering, cybersecurity, vendor technology, and such other responsibilities as may be assigned from time to time by the Chief Executive Officer. 1.4. Location. Except for services rendered during business trips as may be reasonably necessary, Executive shall render services under this Agreement primarily from the offices of Employer in Greenwood Village / Englewood, Colorado. 1.5. No Conflicting Agreement. Executive represents and warrants to Employer that there are no agreements or arrangements, whether written or oral, in effect that would prevent Executive from rendering services exclusively to Employer during the Term in accordance with the provisions of this Agreement. Section 2. Compensation 2.1. Compensation. For all services rendered by Executive to Employer and other members of the Starz Group, Employer shall pay, and Executive shall accept, as full compensation, the amounts set forth in this Section 2. 2.2. Base Salary. Executive’s base salary shall be at an annual rate of $735,000.00 (“Base Salary”), subject to all applicable withholdings and deductions and payable in accordance with Employer’s normal payroll practices then in effect. Nothing in this Agreement shall limit Employer’s right to modify its payroll practices, as it deems necessary. 2.3. Annual Bonus. (a.) During the Term, for each full fiscal year of Employer during the Term, Executive will be eligible to participate in Employer’s annual bonus plan applicable to similarly-situated executives of Employer, with a target annual bonus opportunity equal to 90% of Executive’s Base Salary ($661,500.00 target opportunity) (the “Annual Bonus”). The funding of the Annual Bonus is subject to and wholly dependent upon approval by the Compensation and Talent Committee (“CTC”) of the Board of Directors (the “Board”) of Starz Entertainment Corp. (“Starz”) in its sole discretion. Any and each Annual Bonus is not earned or owed until the date it is actually paid. For this reason, except as otherwise provided herein, Executive must be employed with Employer on the date the Annual Bonus is paid to be eligible to receive any Annual Bonus. The actual Annual Bonus payable to Executive for any fiscal year will be determined in the sole discretion of Employer based on performance benchmarks established by Employer, and may be less than, equal to or greater than the target Annual Bonus opportunity.

CONFIDENTIAL – J. Wyrick CONFIDENTIAL - STARZ EXECUTIVE EMPLOYMENT AGREEMENT (b.) Notwithstanding the foregoing, if Executive is entitled to receive a Severance Pay Amount pursuant to Section 4.1, Executive shall be eligible to receive a prorated bonus based on actual performance and the number of days worked during the fiscal year in which the termination occurs, paid at the same time that such bonuses are paid to employees of Employer, but in any event no later than March 15 of the year following the year in which the termination occurs. With respect to the fiscal year during which the Effective Date occurs and the fiscal year during which the Term expires, provided Executive remains continuously employed through the applicable period, any Annual Bonus earned shall be prorated based on the number of active days worked during such fiscal year. (c.) Nothing in this Agreement shall be construed to guarantee the payment of any Annual Bonus to Executive. 2.4. Equity. (a.) Annual Equity Award. During the Term, Employer shall request that, at the first regularly scheduled meeting of the CTC to be held following each annual award cycle, or such other date as determined by the CTC (the date of each such meeting, an “Annual Award Date”) and subject to Executive’s continued employment with Employer through the applicable Annual Award Date, the CTC approve the grant to Executive of an annual equity award (each, an “Annual Equity Award”) with a target grant date value equal to 50% of Executive’s Base Salary ($367,500.00 target value) (“Annual Equity Award Amount”). Such Annual Equity Award may consist of an award of Starz restricted share units that are time-vested (“Annual Time-Based Grant”) or performance-vested (“Annual Performance-Based Grant”), a non-qualified stock option to purchase common shares of Starz (“Annual Time-Based Option”) or such other types of equity as the CTC may determine in its sole discretion. Each Annual Equity Award is not earned or owed until the CTC approves the award and it is funded. (b.) Determination of Annual Equity Awards. Unless otherwise provided by the CTC in its sole discretion in approving the particular grant, the number of common shares of Starz (“Shares”) subject to such Annual Equity Awards shall be determined by dividing the applicable portion of the Annual Equity Award Amount by the closing price of a Share on the applicable trading market on the Annual Award Date or, in the case of options, by the per-share fair value of the option on the Annual Award Date based upon the Black-Scholes or similar valuation method and assumptions then generally used by Starz in valuing its options for financial statement purposes. (c.) Vesting and Terms of Awards in General. Unless otherwise provided by the CTC in approving the particular Annual Equity Award, such Annual Equity Awards shall vest or be eligible to vest in accordance with the applicable award agreement and the terms and conditions of the Starz Entertainment Corp. 2025 Performance Incentive Plan or any successor plan thereto. Each Annual Equity Award shall be evidenced by, and subject to the terms of, an award agreement in a form approved by the CTC in its sole discretion. (d.) Continuance of Employment. The vesting schedule for each Annual Equity Award requires Executive’s continued employment with Employer through each applicable vesting date as a condition to the vesting of the applicable installment of the equity awards and the rights and benefits thereto. Except as expressly provided herein, Executive’s then-unvested equity awards will automatically terminate on any termination of Executive’s employment with Employer, and Executive will have no further rights with respect thereto.

CONFIDENTIAL – J. Wyrick CONFIDENTIAL - STARZ EXECUTIVE EMPLOYMENT AGREEMENT (e.) Acceleration of Equity Awards. In the event that a Change in Control occurs during the Term and on or within six months following such Change in Control, Executive’s employment is terminated in a Qualifying Termination, the portions of the Annual Equity Awards, if any, that are then granted, not yet vested and scheduled to vest within the period of 12 months following the date of such termination of Executive’s employment, shall, subject to Executive’s satisfying the conditions in Section 5, immediately accelerate and become fully vested, with any Annual Performance-Based Grant vesting based on actual performance; provided, however, that any such portion shall vest only to the extent it is scheduled to vest on or before the last day of the Term provided in Section 1.2 above, and any portion of the Annual Equity Awards that are scheduled to vest beyond the Term’s expiration date shall terminate on Executive’s termination date (together, the “Equity Acceleration”). (f.) Compensation Committee Discretion. Notwithstanding any other provisions herein, the CTC shall have the discretion to determine at the time of the grant of any Annual Equity Award the percentage of the total value of the Annual Equity Award that will be allocated to each type of equity award, including flexibility to determine that the entire Annual Equity Award will consist of one type of equity. Nothing in this Agreement shall be construed to guarantee the payment of any Annual Equity Award to Executive. 2.5. Tax Withholding/Deductions. Notwithstanding anything else herein to the contrary, Employer may withhold (or cause to be withheld, as the case may be) from any amounts otherwise due or payable under or pursuant to this Agreement such federal, state and local income, employment, or other taxes as may be required to be withheld pursuant to any applicable law or regulation. Section 3. Benefits; Expenses 3.1. Benefits. Executive will be entitled to participate in such group life, health, dental, accident, disability or hospitalization insurance plans and retirement plans (“Employer Plans”), and to receive such other benefits and perquisites (including paid time off), as Employer may make available to its other similarly-situated employees and in all events subject to the terms of such plans as in effect from time to time. For the sake of clarity, such Employer Plans, benefits and perquisites referenced in this Section 3.1 do not include compensation, bonus and/or severance plans. 3.2. Travel Expenses. Employer agrees that Executive is authorized to incur reasonable and appropriate expenses in the performance of Executive’s duties hereunder and in promoting the business of Employer and to be reimbursed therefor in accordance with the terms of Employer's Travel & Entertainment Policy (as the same may be modified or amended by Employer from time to time in its sole discretion). Section 4. Severance Pay Benefits 4.1. Severance Pay Benefits – Generally. Subject to Section 5, if during the Term Executive’s employment is terminated in a Qualifying Termination, Executive will be eligible to receive a severance payment equal to 18 months of Executive’s Base Salary (at the rate in effect on the date of termination) (the “Severance Pay Amount”). The parties acknowledge that

CONFIDENTIAL – J. Wyrick CONFIDENTIAL - STARZ EXECUTIVE EMPLOYMENT AGREEMENT the 18-month severance period reflected herein was established in consideration of Executive’s pre-January 1, 2019 hire date. Additionally, if Executive opts to convert and continue Executive’s health insurance after the termination date, as may be required or authorized by law under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), as amended, Employer shall pay Executive’s COBRA premiums for up to 18 months (together with the payment of the Severance Pay Amount and any Equity Acceleration, the “Severance Pay Benefits”). 4.2. Form and Timing of Severance Pay Amount. Except as otherwise provided in Section 5 and Section 6, the Severance Pay Amount will be made in cash in a lump sum as soon as practicable after (and in all events within 60 days after) the date of Executive’s “separation from service” (within the meaning of Treasury Regulation Section 1.409A-1(h)) with the Employer; provided, however, that if the 60-day period following Executive’s separation from service spans two calendar years, such lump sum payment shall be made within such 60-day period but in the second of the two calendar years. The Severance Pay Amount will be subject to all applicable tax and other withholdings, except that no withholding will be made for any 401(k) plan or for premiums for continued insurance coverage pursuant to COBRA. 4.3. Adjustments to the Severance Pay Amount. The Severance Pay Amount shall be reduced by each of the following, provided that the aggregate reductions shall not reduce severance pay below the Release Consideration: a. any wages or wage replacement benefits paid or payable to Executive with respect to any applicable notice period required under WARN or state law; and b. to the extent permitted by law, by any debt that Executive owes Employer or any member of the Starz Group. Section 5. Conditions for Payment of Severance Pay Benefits 5.1. Waiver and Release Agreement Required. To the extent permitted under applicable law, the Severance Pay Benefits provided under this Agreement are conditioned upon Executive returning the signed Waiver and Release Agreement to Employer within a reasonable time frame established by Employer. 5.2. Agreement to Not Solicit and to Keep Information Confidential. Executive agrees that: (a.) during Executive’s employment with Employer or any other member of the Starz Group and for twelve (12) months following the termination of such employment, to the extent enforceable in the applicable jurisdiction, Executive will not, directly or indirectly, on Executive’s own behalf or on behalf of any other person or entity, solicit, induce, or attempt to induce any strategic partner, vendor, supplier, distributor, programmer, content licensor, content provider, or other business relationship of any member of the Starz Group with whom Executive had material business contact, responsibility, oversight, or dealings during Executive’s employment; (b.) during Executive’s employment with Employer or any other member of the Starz Group and for twelve (12) months following the termination of such employment, to the extent enforceable in the applicable jurisdiction, Executive will not directly or indirectly solicit for employment or engagement, recruit, induce, or encourage any employee, consultant, or independent contractor of any member of the Starz Group with whom Executive

CONFIDENTIAL – J. Wyrick CONFIDENTIAL - STARZ EXECUTIVE EMPLOYMENT AGREEMENT worked, supervised, or managed, to terminate or reduce such person’s relationship with the applicable Starz Group member (although nothing in this Section shall prohibit general employment solicitations or advertisements not specifically directed at employees of Employer, or the hiring of any person who responds to such solicitation or advertisement without prior targeting or solicitation by Executive); and (c.) during Executive’s employment with Employer and thereafter, to the extent enforceable in the applicable jurisdiction, Executive will not disclose or furnish to, or use for the benefit of, any other person, firm or corporation any Confidential Information, except in the course of the proper performance of the Executive’s employment duties or as permitted in accordance with applicable law. (i) Nothing in this Agreement limits Executive’s rights under applicable law to initiate communications directly with, provide information to, respond to any inquiries from, or report possible violations of law or regulation to any governmental entity or self- regulatory authority, or to file a charge with or participate in an investigation conducted by any governmental entity or self-regulatory authority, and Executive does not need Employer’s permission to do so. In addition, it is understood that this Agreement shall not require Executive to notify Employer of a request for information from any governmental entity or self-regulatory authority that is not directed to a member of the Starz Group or of Executive’s decision to file a charge or complaint with or participate in an investigation conducted by any governmental entity or self-regulatory authority. Notwithstanding the foregoing, Executive recognizes that, in connection with the provision of information to any governmental entity or self-regulatory authority, Executive must inform such governmental entity or self-regulatory authority that the information Executive is providing is confidential. Despite the foregoing, Executive is not permitted to reveal to any third party, including any governmental entity or self-regulatory authority, information Executive came to learn during Executive’s service to Employer that is protected from disclosure by any applicable privilege, including but not limited to the attorney- client privilege or attorney work product doctrine. Employer does not waive any applicable privileges or the right to continue to protect its privileged attorney-client information, attorney work product, and other privileged information. (ii) Executive is hereby provided notice that under the 2016 Defend Trade Secrets Act (“DTSA”): no individual will be held criminally or civilly liable under federal or state trade secret law for the disclosure of a trade secret that is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and is solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except as permitted by court order. (iii) Notwithstanding Section 5.2(c), Executive agrees that: (A) Employer and its affiliates may be irreparably injured in the event of a breach of the provisions of this Section 5.2; (B) because monetary damages will not be an adequate remedy for any such breach, Employer and its affiliates will be entitled to seek injunctive relief, in addition to any other remedy which they may have, in the event of such a breach; and (C) the existence of any unrelated claims which Executive may have against Employer or any of its affiliates, whether under this

CONFIDENTIAL – J. Wyrick CONFIDENTIAL - STARZ EXECUTIVE EMPLOYMENT AGREEMENT Agreement or otherwise, will not be a defense to the enforcement by Employer or its affiliates of any of their rights under this paragraph. 5.3. Transfer of Duties. Executive must reasonably cooperate with the orderly transfer of Executive’s duties as reasonably requested by Employer. 5.4. Return of Property. Executive must return all Starz Group property by a date specified by Employer. Section 6. Application of Code Section 409A to Severance Pay All payments and benefits under this Agreement are intended either to be exempt from, or to comply with, the requirements of Section 409A, and this Agreement shall be interpreted and administered in a manner consistent with such intent. To the extent that Section 409A applies to any payment under this Agreement, the following will apply: 6.1. Any payment that is triggered upon Executive’s termination of employment shall be paid only if such termination of employment constitutes a “separation from service” under Section 409A. References in this Agreement to “termination of employment” and similar terms shall mean a “separation from service” as determined under Section 409A. A separation from service shall be deemed to occur if it is anticipated that the level of bona fide services Executive will perform after a certain date, whether as an employee or as an independent contractor, will permanently decrease to no more than 20% of the average level of services provided by Executive in the immediately preceding thirty-six months, or less, as applicable. 6.2. Right to installment payments shall be treated as a series of separate and distinct payments. If the release review period straddles two calendar years, payment occurs in the second calendar year. 6.3. Employer shall not be liable for any Section 409A tax, interest or penalties imposed on Executive. 6.4. Specified Employee 6-Month Delay: If Executive is deemed a specified employee on termination, payments subject to 409A due within 6 months shall be delayed until the 1st business day of the 7th calendar month following separation (or death). 6.5. Change in Control shall be interpreted consistently with Section 409A requirements. 6.6. All reimbursements provided under this Agreement will be made or provided in accordance with the requirements of Section 409A, including, where applicable, the requirement that: (a) any reimbursement is for expenses incurred during Executive’s lifetime or during a shorter period specified in this Agreement; (b) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year;

CONFIDENTIAL – J. Wyrick CONFIDENTIAL - STARZ EXECUTIVE EMPLOYMENT AGREEMENT (c) reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred; and (d) the right to reimbursement is not subject to liquidation or exchange for another benefit. 6.7. Employer may unilaterally amend this Agreement to ensure 409A compliance without Executive consent. Section 7. Miscellaneous 7.1. Amendment and Termination of Agreement. Subject to Section 6.7 above, this Agreement may be amended only by written action signed by Executive and Employer; provided, however, that Employer may assign this Agreement to any other member of the Starz Group, or any successor to any member of the Starz Group (whether by merger, consolidation, sale of assets, or otherwise), without the consent of Executive. Executive’s employment by Employer is at will and may be terminated by Executive or Employer at any time, with or without advance notice, and for any reason or no reason. 7.2. Ineligibility for Other Severance Plans. Executive acknowledges and agrees that Executive is not eligible to participate in, or to receive any benefits under, the Starz Severance Plan for Executives, any successor plan to such plans, or any other contract or arrangement providing severance benefits. Therefore, any now existing contract or severance arrangement between Executive and Employer is deemed null and void as of the Effective Date. The parties acknowledge that the 18-month severance period reflected herein was established in consideration of Executive’s pre-January 1, 2019 hire date. 7.3. Construction. The laws of the State of Colorado will apply and any action brought under this Agreement shall be brought in the State of Colorado. 7.4. Return of Amounts Paid in Error. Upon a determination by Employer that amounts have been paid under this Agreement to Executive or other individual on behalf of Executive in error, or amounts have been paid to any individual on behalf of Executive not entitled to payment under the terms of this Agreement, Executive or such other individual receiving such incorrect payments will repay such amounts to Employer immediately upon written notice of such error, and Employer will have the right to pursue such repayment to the fullest extent of the law. 7.5. Severability Provisions. If any provision of this Agreement, or the application of such provision to any person or in any circumstance, is found by a court of competent jurisdiction to be unenforceable for any reason, such provision may be modified or severed from this Agreement to the extent necessary to make such provision enforceable against such person or in such circumstance. Neither the unenforceability of such provision nor the modification or severance of such provision will affect (i) the enforceability of any other provision of this Agreement or (ii) the enforceability of such provision against any person or in any circumstance other than those against or in which such provision is found to be unenforceable.

CONFIDENTIAL – J. Wyrick CONFIDENTIAL - STARZ EXECUTIVE EMPLOYMENT AGREEMENT 7.6. Notice. Any notice required herein shall be in writing and shall be deemed to have been duly given when delivered by hand, received via electronic mail or on the depositing of said notice in any U.S. Postal Service mail receptacle with postage prepaid, addressed to Employer at 1647 Stewart Street, Santa Monica, CA 90404, Attn: Chief Legal and Strategy Officer, and to Executive at the address then on file with Employer, with a copy to such address as either party may have furnished to the other in writing in accordance herewith. 7.7. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, term sheets, promises, covenants, arrangements, employment terms, compensation arrangements, severance arrangements, retention arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto in respect of such subject matter, other than any equity agreements or any compensatory plan or program in which Executive is a participant on the Effective Date. The parties acknowledge that this Agreement is Executive’s first written employment agreement with Employer. Any other prior written or oral arrangement of the parties hereto in respect of the subject matter contained herein is hereby superseded as of the Effective Date, other than any equity agreements or any compensatory plan or program in which Executive is a participant on the Effective Date. 7.8. Representations. Executive represents and warrants to Employer that Executive’s execution of this Agreement and employment by Employer as contemplated herein does not and shall not violate, conflict with or result in a material breach of any covenant restricting competition in an agreement to which Executive is a party. Additionally, Executive represents and warrants that Executive is not aware of any pending or threatened claim, investigation, or proceeding relating to allegations of sexual harassment, sexual misconduct, discrimination, retaliation, or other workplace misconduct involving Executive and has not been found by any employer or adjudicative body to have violated any policy or law relating to such conduct. It is understood and agreed by Employer that it will not require Executive to violate any confidentiality covenants of any current or former employer with respect to the proprietary information of such other employer obtained prior to the commencement of the Term. 7.9. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signatures of all of the parties reflected hereon as the signatories. Any signature on this Agreement delivered by photographic, facsimile or PDF copy shall be deemed to be an original signature hereto. 7.10. Colorado Restrictive Covenant Notice. Executive acknowledges that, prior to accepting employment and prior to executing this Agreement, Employer provided Executive with notice that this Agreement contains restrictive covenant provisions, including the confidentiality and customer non-solicitation provisions set forth in Section 5.2. Executive acknowledges receipt of such notice and a copy of this Agreement. Section 8. Arbitration

CONFIDENTIAL – J. Wyrick CONFIDENTIAL - STARZ EXECUTIVE EMPLOYMENT AGREEMENT 8.1. Application of Section. Other than any action to seek to obtain injunctive relief relating to the matters set forth in Section 5 of this Agreement, if any controversy, claim or dispute arises out of or in any way relates to this Agreement, the alleged breach thereof, Executive’s employment with Employer or termination therefrom, including, without limitation, any and all claims for employment discrimination or harassment, retaliation, civil tort and any other employment laws, excepting only claims that may not, by statute, be arbitrated, both Executive and Employer, and Employer’s members, managers, officers, employees or agents, agree to submit any such dispute exclusively to binding arbitration. Submission of disputes to binding arbitration shall be subsequent to and in accordance with timely exhaustion of administrative remedies required by law. Both Executive and Employer acknowledge that they are relinquishing their right to a jury trial in civil court. Except as otherwise provided herein, Executive and Employer agree that arbitration is the exclusive remedy for all disputes arising out of or related to Executive’s employment with Employer. 8.2. Arbitration. The arbitration shall be subject to the Federal Arbitration Act and shall be administered by JAMS in accordance with the Employment Arbitration Rules & Procedures of JAMS then in effect and subject to JAMS Policy on Employment Arbitration Minimum Standards, except as otherwise provided in this Agreement. Arbitration shall be commenced and heard in the Denver, Colorado metropolitan area. Only one arbitrator shall preside over the proceedings, who shall be selected by agreement of the parties from a list of five or more qualified arbitrators provided by the arbitration tribunal, or if the parties are unable to agree on an arbitrator within ten business days following receipt of such list, the arbitration tribunal shall select the arbitrator. The arbitrator shall apply the substantive law, and the law of remedies, if applicable, of the state wherein Executive worked at the time of Executive’s termination, as applicable to the claims asserted. In any arbitration, the burden of proof shall be allocated as provided by applicable law. The arbitrator shall have the authority to award any and all legal and equitable relief authorized by the law applicable to the claims being asserted in the arbitration, as if the claims were brought in a federal or state court of law. Either party may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award. Discovery, such as depositions or document requests, shall be available to Employer and Executive as though the dispute were pending in federal court. The arbitrator shall have the ability to rule on pre-hearing motions as though the matter were in a federal court, including the ability to rule on a motion for summary judgment. 8.3. Fees. If permitted by applicable law, the fees of the arbitrator and any other fees for the administration of the arbitration that would not normally be incurred if the action were brought in a court of law, including filing fees, room rental fees and similar fees, shall be shared equally by the parties. If the foregoing is not permitted by applicable law, the fees of the arbitrator and any other fees for the administration of the arbitration that would not normally be incurred if the action were brought in a court of law shall be paid by Employer, provided that Executive shall be required to pay the amount of filing fees equal to that which Executive would be required to pay to file an action in Colorado state court. Each party shall pay its own attorneys’ fees and other costs incurred in connection with the arbitration, unless the relief authorized by law allows otherwise and the arbitrator determines that attorneys’ fees shall be paid in a different manner. The arbitrator must provide a written decision consistent with applicable law. If any part of this

CONFIDENTIAL – J. Wyrick CONFIDENTIAL - STARZ EXECUTIVE EMPLOYMENT AGREEMENT arbitration provision is deemed to be unenforceable by an arbitrator or a court of law, that part may be severed or reformed so as to make the balance of this arbitration provision enforceable. Section 9. Definitions 9.1. “Change in Control” has the meaning set forth in the award agreement or equity incentive plan governing the applicable Annual Equity Award. 9.2. “Confidential Information” means any and all non-public information of which any member of the Starz Group takes reasonable steps to protect the confidentiality of and that affects or relates to the business of the Starz Group, including, without limitation: (i) financial data, customer lists and data, licensing arrangements, business strategies, pricing information, product development, intellectual, artistic, literary, dramatic or musical rights, works, or other materials of any kind or nature, including, without limitation, all copyrights, patents, trademarks, service marks, trade secrets, contract rights, titles, themes, stories, treatments, ideas, concepts, technologies, art work, logos, hardware, and software; (ii) such information as may be embodied in any and all computer programs, tapes, diskettes, disks, mailing lists, lists of actual or prospective customers and/or suppliers, notebooks, documents, memoranda, reports, files, correspondence, charts and lists; and (iii) all other written, printed or otherwise recorded material of any kind whatsoever and any other information, whether or not reduced to writing, including know-how, ideas, concepts, research, processes, and plans. “Confidential Information” does not include information relating to Executive’s working conditions or wages, information that is in the public domain, information that is generally known in the trade, or information that Executive can prove he acquired wholly independently of Executive’s employment with Employer. 9.3. “Excluded Termination” means: (a) Executive’s employment is terminated because of resignation, retirement, death or disability; (b) Executive’s employment is terminated because of Executive’s gross misconduct or poor performance, including but not limited to insubordination, dishonesty, incompetence and/or moral turpitude; (c) Executive’s employment is terminated because of Executive’s conviction for the commission of an act or acts constituting a felony under the laws of the United States or any State or subdivision thereof, or commission of any act of embezzlement, gross negligence or gross malfeasance; (d) prior to the termination of employment date, Executive is offered employment with any member of the Starz Group other than Employer, any joint venture in which any member of the Starz Group is involved, any company affiliated with any member of the Starz Group in a joint venture, any purchaser of any business, division, interest or assets of any member of the Starz Group, or any entity which is or will be spun off from any member of the Starz Group, if the offer for employment is at a location that is within 30 miles of the office where Executive is employed as of such date and the offered base wage for such employment is not lower than Executive’s then current Base Salary; (e) Executive fails to return to work after any leave of absence; or

CONFIDENTIAL – J. Wyrick CONFIDENTIAL - STARZ EXECUTIVE EMPLOYMENT AGREEMENT (f) Executive voluntarily terminates Executive’s employment prior to the termination of employment date set forth in the notice of layoff, reduction in force, job elimination or restructuring. 9.4. “Qualifying Termination” means an involuntary termination of employment by Employer by reason of a layoff, reduction in force, job elimination or restructuring, and that is not an Excluded Termination. 9.5. “Release Consideration” means the amount equal to one-twelfth of Executive’s Base Salary in effect at termination, constituting consideration for the Waiver and Release Agreement. 9.6. “Starz Group” means Employer, and any successor thereto, and its or its successor’s direct and indirect parent, subsidiaries and affiliates, defined for this purpose as any entity which is more than 50% owned by Starz or its successor, as of the date of determination. 9.7. “Waiver and Release Agreement” means the written agreement under which Executive agrees to release Employer and all others associated or affiliated with Employer from all legal claims associated with Executive’s employment by Employer and to keep Starz Group information confidential and to not disparage any member of the Starz Group or any related person, such agreement to be in a form acceptable to, and provided by, Employer. IN WITNESS WHEREOF, Employer and Executive have signed this Employment Agreement to be effective on the Effective Date. EMPLOYER: STARZ ENTERTAINMENT, LLC Signature: Name: Title: Date: EXECUTIVE: JASON WYRICK Signature: Name: Date: /s/ Jason Wyrick /s/ Jim Kapenstein